Move, Inc. Announces Second Quarter 2011 Financial Results

CAMPBELL, Calif., Aug. 8, 2011 /PRNewswire/ -- Move, Inc. (NASDAQ: MOVE), the leader in online real estate, today reported financial results for the second quarter ended June 30, 2011.

(Logo: http://photos.prnewswire.com/prnh/20080213/MOVEINCLOGO)

Revenue in the second quarter of 2011 was $48.9 million, compared to $49.7 million in the second quarter of 2010. Net income applicable to common stock holders was $1.2 million, or $0.01 per share, compared to a net loss of $1.4 million, or $0.01 per share in the second quarter of 2010. Non-GAAP Adjusted EBITDA (earnings from continuing operations before interest, taxes, stock-based compensation and charges, depreciation, amortization and other non-recurring charges) for the second quarter of 2011 was $6.1 million, or 12.6 percent of revenue, compared to $5.6 million, or 11 percent, for the second quarter of 2010. Move, Inc. has reported Adjusted EBITDA because management uses it to monitor and assess the Company's performance and believes it is helpful to investors in understanding the Company's business.

Steve Berkowitz, chief executive officer at Move, Inc. said, "We made good progress against our strategy in the second quarter while operating against the continuing market headwinds. Our focus on delivering solid financial results while creating future revenue streams is beginning to show signs of fruition as our first significant initiatives are beginning to roll out in the second half of the year. As the growing use of mobile in real estate search transforms our industry, we have the opportunity to lead the industry as it adapts to new technologies that are fundamentally changing how consumers and real estate professionals connect."

Move also announced today the appointment of Patty Wehr as chief accounting officer. Ms. Wehr has been with Move, Inc., since 2003, most recently as senior vice president, corporate controller. Prior to joining Move, Ms. Wehr held various senior financial management positions, including CFO at Haskel International, vice president of finance and administration for Fiberspace, Inc., and audit manager for Deloitte and Touche LLP.

Recent Highlights:

  Market leadership: Move continued its market leadership by attracting more than 23 million consumers in the month of June that viewed more than 650 million pages and spent more than 300 million minutes on the Realtor.com Real Estate Network.
  Connection(SM): Move launched a pilot program to generate more buyer inquiries for real estate professionals on unenhanced listings.  This launch, part of Move's Connection(SM) initiative, is a simple way to add a contact point on unenhanced listings so consumers can request information about a property in a manner that respects the content rights of the listing agent.
  Mobile Highlights: Today, on average, 16 properties are viewed every second on a Move mobile app, with consumer leads to local real estate agents increasing approximately 400 percent year-over-year.  Realtor.com mobile page views now represent approximately 25% of all properties viewed.
  Social Bios Acquisition: Move acquired SocialBios, an award-winning social search platform that allows individuals and companies to create one social hub for their online profiles through interactive 'About Us' pages.  SocialBios simplifies the discovery of shared connections on Facebook, LinkedIn, Twitter, Foursquare and Google without sacrificing the user's privacy. Move will leverage the SocialBios platform and talent to develop products that connect people with real estate professionals based on the commonalities of their on- and offline social networks.

Business Outlook

Move today provided guidance for the quarter ending September 30, 2011. For the quarter ending September 30, 2011, Move expects revenue to range between approximately $46.5 million and $47 million and expects to report Adjusted EBITDA margin of approximately 12%.

Move today updated guidance for the year ending December 31, 2011. For the year ending December 31, 2011, Move expects revenue to range between $192 million and $195 million and expects to report Adjusted EBITDA margin of approximately 13%, or $25 million.

Conference Call

As previously announced, Move, Inc. will host a conference call, which will be broadcast live over the Internet today, Monday, August 8, 2011. To access the call, please dial (877) 312-5848, or outside the U.S. (253) 237-1155, five minutes prior to 1:30 p.m. Pacific Daylight Time. A live webcast of the call will also be available at http://investor.move.com under the Events & Presentations menu.

An audio replay will be available between 4:30 p.m. Pacific Daylight Time August 8, 2011, and 11:59 p.m. Pacific Daylight Time August 23, 2011, by calling (855) 859-2056 or (404) 537-3406, with Conference ID 76623278. A replay of the call will also be available at http://investor.move.com.

Use of Non-GAAP Financial Measures

To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles in the United States ("GAAP"), Move uses a non-GAAP measure of net income (loss) excluding interest income, net, income tax expense, impairment of auction rate securities and certain other non-cash and non-recurring items, principally depreciation, amortization and stock-based compensation and other charges, which is referred to as Adjusted EBITDA. The Company has also presented a non-GAAP table of Financial Data for the three and six month periods ended June 30, 2011 and 2010 that extracts stock-based compensation under ASC Topic 718 "Compensation – Stock Compensation." A reconciliation of these non-GAAP measures to GAAP is provided in the attached tables. These non-GAAP adjustments are provided to enhance the user's overall understanding of Move's current financial performance and its prospects for the future and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP. These non-GAAP measures are the primary basis management uses for planning and forecasting its future operations. Move believes these non-GAAP results provide useful information to both management and investors by excluding certain expenses that it believes are not indicative of its core operating results and a more consistent basis for comparison between quarters and should be carefully evaluated.

This press release may contain forward-looking statements, including information about management's view of Move's future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties and other factors which may cause the results of Move, its subsidiaries, divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Move files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Move's future results. The forward-looking statements included in this press release are made only as of the date hereof. Move cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Move expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

ABOUT MOVE, INC.

Move, Inc. (NASDAQ: MOVE) is a leader in online real estate with over 23 million monthly visitors(1) to its online network of websites within the Realtor.com Real Estate Network. Move, Inc. operates: Move.com, a leading destination for information on new homes and rental listings, moving, home and garden and home finance; REALTOR.com®, the official website of the National Association of REALTORS®; MortgageMatch.com, Moving.com; SeniorHousingNet; ListHub; and TOP PRODUCER Systems. Move, Inc. is based in Campbell, California.

[1] comScore Media Metrics, June 2011

MOVE, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts) (in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)

Revenue	$48,915	$49,691	$97,990	$98,334
Cost of revenue (1)	10,461	11,088	21,244	22,016
Gross profit	38,454	38,603	76,746	76,318

Operating expenses: (1)
Sales and marketing	17,927	18,872	36,243	37,204
Product and web site development	8,999	8,136	18,462	16,662
General and administrative	9,465	10,800	19,529	21,489
Amortization of intangible assets	356	104	711	209
Total operating expenses	36,747	37,912	74,945	75,564
Operating income	1,707	691	1,801	754

Interest income, net	17	178	35	734
Earnings of unconsolidated joint venture	140	193	351	299
Impairment of auction rate securities	-	-	-	(19,559)
Other income (expense), net	(52)	(1,069)	377	(1,102)
Income (loss) from operations before income taxes	1,812	(7)	2,564	(18,874)

Income tax expense	74	28	92	91

Net income (loss)	1,738	(35)	2,472	(18,965)

Convertible preferred stock dividend and related accretion	(562)	(1,341)	(2,944)	(2,674)
Net income (loss) applicable to common stockholders	$1,176	$(1,376)	$(472)	$(21,639)

Basic net income (loss) per share applicable to common stockholders	$0.01	$(0.01)	$(0.00)	$(0.14)

Diluted net income (loss) per share applicable to common stockholders	$0.01	$(0.01)	$(0.00)	$(0.14)

Shares used in calculation of net income (loss) per share applicable to common stockholders:

Basic	158,173	154,641	158,027	154,574

Diluted	161,884	154,641	158,027	154,574

(1) Includes stock-based compensation as follows:

Cost of revenue	$65	$45	$118	$92
Sales and marketing	391	430	759	840
Product and web site development	358	308	677	790
General and administrative	586	964	1,491	1,917
	$1,400	$1,747	$3,045	$3,639

MOVE, INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	June 30, 2011	December 31, 2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$89,555	$158,517
Accounts receivable, net	10,079	9,680
Other current assets	8,730	7,621
Total current assets	108,364	175,818

Property and equipment, net	21,148	21,934
Investment in unconsolidated joint ventures	6,576	7,165
Goodwill, net	24,450	24,450
Intangible assets, net	7,613	8,324
Other assets	1,132	1,327
Total assets	$169,283	$239,018

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,013	$6,403
Accrued expenses	15,374	16,281
Deferred revenue	12,477	13,696
Total current liabilities	31,864	36,380

Other non-current liabilities	3,369	3,300
Total liabilities	35,233	39,680

Series B convertible preferred stock	48,289	116,564

Stockholders’ equity:
Series A convertible preferred stock	-	-
Common stock	160	159
Additional paid-in capital	2,128,048	2,124,554
Accumulated other comprehensive income	336	372
Accumulated deficit	(2,042,783)	(2,042,311)
Total stockholders’ equity	85,761	82,774

Total liabilities and stockholders’ equity	$169,283	$239,018

MOVE, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Six Months Ended June 30,
	2011	2010
	(unaudited)
Cash flows from continuing operating activities:
Net income (loss)	$2,472	$(18,965)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	4,639	5,155
Amortization of intangible assets	711	209
Provision for doubtful accounts	58	(120)
Stock-based compensation and charges	3,284	3,906
Impairment of auction rate securities	-	19,559
Earnings of unconsolidated joint venture	(351)	(299)
Other non-cash items	(76)	(115)
Changes in operating assets and liabilities, net of acquisitions and discontinued operations:
Accounts receivable	(457)	502
Other assets	(914)	104
Accounts payable and accrued expenses	(3,237)	(724)
Deferred revenue	(1,228)	58
Net cash provided by operating activities	4,901	9,270

Cash flows from investing activities:
Purchases of property and equipment	(3,812)	(6,078)
Proceeds from the sale of auction rate securities	-	109,841
Proceeds from the sale of marketable equity securities	-	14
Distribution of earnings from unconsolidated joint venture	940	-
Net cash (used in) provided by continuing investing activities	(2,872)	103,777

Cash flows from financing activities:
Proceeds from exercise of stock options	435	519
Restricted cash	-	462
Redemption of convertible preferred stock	(70,000)	-
Proceeds from line of credit	-	64,700
Proceeds from loan payable	-	316
Principal payments on line of credit	-	(129,330)
Payment of dividend on convertible preferred stock	(1,150)	-
Tax payment related to net share settlements of restricted stock awards	(225)	-
Principal payments on loan payable	(51)	(34)
Net cash used in financing activities	(70,991)	(63,367)

Change in cash and cash equivalents	(68,962)	49,680

Cash and cash equivalents, beginning of period	158,517	106,847

Cash and cash equivalents, end of period	$89,555	$156,527

MOVE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

NET INCOME (LOSS) EXCLUDING INTEREST INCOME, INCOME TAX EXPENSE, STOCK-BASED COMPENSATION AND CHARGES, DEPRECIATION, AMORTIZATION AND IMPAIRMENT OF AUCTION RATE SECURITIES (ADJUSTED EBITDA)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
	(unaudited)		(unaudited)

Net Income (loss)	$1,738	$(35)	$2,472	$(18,965)

Plus:
Interest income, net	(17)	(178)	(35)	(734)
Income tax expense	74	28	92	91
Stock-based compensation	1,400	1,747	3,045	3,639
Stock-based charges	147	91	239	267
Depreciation	2,246	2,554	4,639	5,155
Impairment of auction rate securities	-	-	-	19,559
Loss on sale of auction rate securities	-	1,098	-	1,098
Amortization of intangible assets, including unconsolidated joint venture	554	301	1,106	688
Adjusted EBITDA	$6,142	$5,606	$11,558	$10,798

MOVE, INC. OPERATING RESULTS NET OF STOCK-BASED COMPENSATION EXPENSE (in thousands)
	Three Months Ended
	June 30, 2011
	(unaudited)
	As Reported	Stock-based Compensation	Excluding Stock-Based Compensation
Revenue	$48,915	$-	$48,915
Cost of revenue	10,461	(65)	10,396
Gross profit	38,454	65	38,519

Sales and marketing	17,927	(391)	17,536
Product and web site development	8,999	(358)	8,641
General and administrative	9,465	(586)	8,879
Amortization of intangibles	356	-	356
Total operating expenses	36,747	(1,335)	35,412

Operating income	$1,707	$1,400	$3,107

	Three Months Ended
	June 30, 2010
	(unaudited)
	As Reported	Stock-based Compensation	Excluding Stock-Based Compensation
Revenue	$49,691	$-	$49,691
Cost of revenue	11,088	(45)	11,043
Gross profit	38,603	45	38,648

Sales and marketing	18,872	(430)	18,442
Product and web site development	8,136	(308)	7,828
General and administrative	10,800	(964)	9,836
Amortization of intangibles	104	-	104
Total operating expenses	37,912	(1,702)	36,210

Operating income	$691	$1,747	$2,438

	Six Months Ended
	June 30, 2011
	(unaudited)
	As Reported	Stock-based Compensation	Excluding Stock-Based Compensation
Revenue	$97,990	$-	$97,990
Cost of revenue	21,244	(118)	21,126
Gross profit	76,746	118	76,864

Sales and marketing	36,243	(759)	35,484
Product and web site development	18,462	(677)	17,785
General and administrative	19,529	(1,491)	18,038
Amortization of intangibles	711	-	711
Total operating expenses	74,945	(2,927)	72,018

Operating income	$1,801	$3,045	$4,846

	Six Months Ended
	June 30, 2010
	(unaudited)
	As Reported	Stock-based Compensation	Excluding Stock-Based Compensation
Revenue	$98,334	$-	$98,334
Cost of revenue	22,016	(92)	21,924
Gross profit	76,318	92	76,410

Sales and marketing	37,204	(840)	36,364
Product and web site development	16,662	(790)	15,872
General and administrative	21,489	(1,917)	19,572
Amortization of intangibles	209	-	209
Total operating expenses	75,564	(3,547)	72,017

Operating income	$754	$3,639	$4,393

CONTACT: Todd Friedman, todd@blueshirtgroup.com, or Stacie Bosinoff, Stacie@blueshirtgroup.com, both of The Blueshirt Group, +1-415-217-7722, for Move, Inc.